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                       FIRST AMENDMENT TO AMENDED AND RESTATED
                  EMPLOYMENT AND NONCOMPETITION AGREEMENT - CLEMMENS

     This First Amendment (this "Amendment") to Amended and Restated Employment and Noncompetition Agreement - Clemmens made and effective as of the 1st day of November, 1998, by and between THERMOVIEW INDUSTRIES, INC., a Delaware corporation (the "Company") and Nelson E. Clemmens ("Employee").

                                     WITNESSETH:

     WHEREAS the Company and Employee entered into that certain Amended and Restated Employment and Noncompetition Agreement - Clemmens, dated as of April 15, 1998 (the "Employment Agreement"), whereby Employee, among other things agreed to serve as Vice President-Finance and Administration of the Company; and

     WHEREAS under the Employment Agreement both the Company and Employee desire to amend the Employment Agreement whereby (i) Employee will cease to serve as Vice President-Finance and Administration and Secretary of the Company and instead will serve as President of the Company in accordance with the terms of the Employment Agreement, as amended; (ii) Employee's annual salary will be increased from $125,000 to $150,000 and (iii) Employee will be awarded options to purchase 200,000 shares of the Company's $.001 par value Common Stock.

     NOW THEREFORE in consideration of the above recitals and the mutual agreements herein contained and for other good and valuable consideration, the parties hereby agree as follows:

     1. Section 1 of the Employment Agreement is hereby amended to read in its entirety as follows:

     SECTION 1.  EMPLOYMENT.

     Subject to the terms hereof, Company hereby agrees to employ Employee, and Employee hereby accepts such employment as President. Employee shall serve the Company during the Term (as defined in Section 2.1) of this Agreement, subject to the direction of the Company's Board of Directors. As President and Secretary, Employee shall devote his best efforts and such business time as may be necessary or appropriate on behalf of the Company:

          (i) To conduct general and active management of the business of the Company subject to the direction of the Chief Executive Officer and the Board of Directors.

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          (ii)  To assist the Company in evaluating potential corporate opportunities, including merger and acquisition structuring, negotiation and closing services.

          (iii) To provide the Company with a variety of general business analyses, marketing and management services.

          (iv) To conduct such other duties as the Board of Directors may prescribe from time to time.

     2. Section 3 of the Employment Agreement is hereby amended to read in its entirety as follows:

     SECTION 3.  COMPENSATION.

     3.1. COMPENSATION. Employee agrees that as sole compensation under this Agreement, Employee (1) shall receive an annual salary of $150,000 to be reviewed annually for escalation and (ii) he shall be granted the stock options referred to in Sction 3.2 below.

     3.2. OPTIONS. Simultaneously upon execution of this Agreement, the Company shall grant Employee incentive stock options to purchase 200,000 shares of the Company's $.001 par value Common Stock (the "Employment Stock Options") at an exercise price of $2.30 per share, pursuant to a Stock Option Agreement - Clemmens dated as of November 1, 1998 (the "Employment Stock Option Agreement").

     3.3.  OPTION VESTING.  The Employment Stock Options shall vest as follows:

          (i) One-half of the Employment Stock Options, representing 100,000 shares of Common Stock, shall vest upon the execution of this Agreement.

          (ii) One-half of the Employment Stock Options, representing 100,000 shares of Common Stock, shall vest on September 1, 1999.

     3.4. OPTION EXERCISEABILITY/EXPIRATION. Once vested, the Employment Stock Options shall be exercisable in whole or in part at an exercise price of $2.00 per share and shall expire on November 1, 2002.

     3.5. TERMINATION OF OPTIONS. In the event Employee's employment is terminated by the Company for "good cause" pursuant to Section 2.1(ii) or by Employee pursuant to Section 2.1(iii), any and all Employee Stock Options which have not vested as of the termination date shall immediately terminate and Employee shall lose all rights to such options, subject to applicable law. Such Employee Stock Option which have vested as of the termination date

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shall be exercisable in accordance with provisions of the Employee Option
Agreement.

     3. Other than is set forth in this Amendment, all the terms, conditions, rights, duties, responsibilities and obligations set forth in the Employment Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the Company has executed this Amendment by its duly authorized corporate officer as of the date set forth above.

                              "Company"

                              THERMOVIEW INDUSTRIES, INC.



                              By: /s/ Stephen A. Hoffmann
                                 -----------------------------------
                                 Stephen A. Hoffmann
                                 Chairman of the Board
                                 and Chief Executive Officer


                              Accepted by:

                              "Employee"



                              /s/ Nelson E. Clemmens
                              --------------------------------------
                              NELSON E. CLEMMENS

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